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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-22877, No. 33-37159, No. 33-57350, No. 33-61085,
and No. 333-06859) of Altera Corporation of our report dated January 22, 1997 appearing on page 32 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

San Jose, California
March 21, 1997

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